Exhibit 5.1

KARR TUTTLE CAMPBELL

A PROFESSIONAL SERVICE CORPORATION

ATTORNEYS AT LAW

701 Fifth Avenue, Suite 3300

Seattle, Washington 98104

TELEPHONE: (206) 223-1313

FACSIMILE: (206) 682-7100

November 6, 2017

CTI BioPharma Corp.

3101 Western Ave. Ste. 600

Seattle, WA 98121-3047

Re: Registration of Securities of CTI BioPharma Corp.

Ladies and Gentlemen:

This opinion is furnished to CTI BioPharma Corp., a Washington corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 6, 2017, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale of an unspecified amount of securities of the Company for aggregate proceeds of up to $200,000,000, consisting of, among others, (a) shares of the Company’s common stock, no par value per share (the “Common Stock”), and (b) shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”). The Common Stock and Preferred Stock are collectively referred to herein as the “Securities”.

We have reviewed, among other things, (i) the Registration Statement; (ii) the Amended and Restated Articles of Incorporation of the Company, as in effect as of the date hereof (“Articles of Incorporation”), (iii) the Amended and Restated Bylaws of the Company, as in effect as of the date hereof (“Bylaws”), (iv) certain resolutions of the Board of Directors of the Company (the “Board of Directors”) adopted effective November 1, 2017 (the “Board Resolutions”) relating to, among other things, the issuance and sale of the Securities, the preparation and filing of a Registration Statement on Form S-3, and related matters, and (v) the records of the corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities. We have also examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such review and examination, we have assumed the following: (a) the legal capacity of all natural persons; (b) the authenticity of original documents and the genuineness of all signatures; (c) the conformity to the originals of all documents submitted to us as copies; and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, including those matters pertaining to the Company on file with the Commission.

In connection with each of the opinions expressed below, we have further assumed that, at or prior to the time of delivery of any Security, (i) the Board of Directors or a duly formed committee thereof has taken all necessary corporate action to authorize the issuance and sale of such Security in accordance with the Board Resolutions, and such authorization has not been modified or rescinded, (ii) the Registration Statement’s effectiveness has not been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to such Security has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, and (iv) there has not occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the terms of the issuance and sale of any Security have been duly established in conformity with the Articles of Incorporation and the Bylaws and that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the assumptions, limitations and qualifications expressed herein, it is our opinion that:

1. With respect to any shares of Common Stock offered under the Registration Statement (the “Offered Common Stock”), when (i) certificates representing the shares of Offered Common Stock in the form required under the Washington Business Corporation Act (the “Business Corporation Act”) have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners, and (ii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by each party thereto, the issuance and sale of such shares of Offered Common Stock will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

2. With respect to any shares of any series of Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), when (i) the filing of Articles of Amendment amending the Articles of Incorporation in accordance with the applicable provisions of the Business Corporation Act with the Secretary of State of the State of Washington has duly occurred, (ii) certificates representing the shares of Offered Preferred Stock in the form required under the Business Corporation Act representing the Offered Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners, and (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by each party thereto, the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are subject to the following assumptions, limitations and qualifications:

a. We express no opinion as to laws other than the laws set forth in the Business Corporation Act, as currently enacted, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Washington laws, regulations, rules, constitutions or statutes, or as to any matters of municipal law or the laws of any local agencies within any state. We express no opinion with respect to federal or international law or the laws of any country.

b. The effectiveness of indemnities, rights of contribution, exculpatory provisions, choice of venue or jurisdiction provisions, waiver of jury trials, and waivers of the benefits of statutory provisions may be limited on public policy grounds.

c. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

d. This opinion letter is based on the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind involved, including customary practice as described in bar association reports.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in prospectus constituting part of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ KARR TUTTLE CAMPBELL,

a professional service corporation